Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF THE COMBINED COMPANY AND RELATED NOTES

Introduction

The following unaudited pro forma condensed combined financial statements present the combination of the financial information of Kaman Corporation (the “Company”) and the Aircraft Wheel and Brake Business of Parker-Hannifin Corporation (“Aircraft Wheel and Brake”) adjusted to give effect to the business combination completed on September 16, 2022 (the “Acquisition”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Company conducts business in the aerospace and defense, medical and industrial markets. The Company produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; wheels, brakes and related hydraulic components for helicopters, fixed-wing and UAV aircraft; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of its SH-2G Super Seasprite maritime helicopters; and manufacture and support of its heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned helicopter and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle.

Aircraft Wheel and Brake was previously a division of Parker-Hannifin Corporation, which is an American technology corporation specializing in motion and control products. The division has been a trusted provider of mission-critical wheel and brake technology products and solutions for more than eighty years. With a strong product portfolio supporting more than 100 platforms, Aircraft Wheel and Brake specializes in wheels, brakes, and related hydraulic components for fixed-wing aircraft and rotorcraft. It has long-standing global relationships with leading military and general aviation customers providing customized proprietary designs, protected by intellectual property. Aircraft Wheel and Brake operates out of one centralized facility in Avon, Ohio, providing a full suite of capabilities including design, development and qualification, as well as manufacturing and assembly, product support and repairs.

The Acquisition was completed on September 16, 2022 pursuant to the asset purchase agreement dated May 21, 2022. The Company acquired the assets constituting Aircraft Wheel and Brake in exchange for $441.3 million in cash, including an estimated working capital adjustment of $1.3 million. The Company funded the Acquisition closing payment with a combination of cash on hand and a drawdown of $412.0 million under its revolving credit agreement with JPMorgan Chase Bank, N.A. (the “Credit Facility”).

The unaudited pro forma combined financial information has been prepared on the basis set forth in the notes below and has been adjusted to illustrate the estimated effects of the following (collectively the “Acquisition and related transactions”):

•the acquisition of Aircraft Wheel and Brake and the impact of preliminary purchase accounting for the acquired assets and assumed liabilities;
•the drawdown of the Credit Facility; and
•the reclassification of certain Aircraft Wheel and Brake historical financial information to conform to the Company’s presentation.

The unaudited pro forma condensed combined financial information should be read in conjunction with the following:
•Aircraft Wheel and Brake’s combined audited financial statements and related notes for the years ended June 30, 2022 and June 30, 2021 included elsewhere in this Form 8-K/A;
•The Company’s audited consolidated financial statements for the year ended December 31, 2021 and the related notes included in the Company’s Form 10-K, filed with the Securities Exchange Commission (“SEC”) on February 24, 2022; and
•The Company’s unaudited condensed consolidated financial statements for the six months ended July 1, 2022 and the related notes included in the Company’s Form 10-Q, filed with the SEC on August 4, 2022.

These unaudited pro forma condensed combined financial statements consists of the “unaudited pro forma combined balance sheet”, the “unaudited pro forma combined statement of operations”, and collectively as the “unaudited pro forma combined financial statements”, were prepared using the acquisition method of accounting for the business combination. Under this method of accounting, which is in accordance with Accounting Standard Codification (“ASC”) 805 – Business Combinations under generally accepted accounting principles in the United States (“U.S. GAAP”), the Company is the accounting acquirer of Aircraft Wheel and Brake and the purchase price for Aircraft Wheel and Brake is allocated to the underlying assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill.

The unaudited pro forma combined statement of operations for the fiscal year ended December 31, 2021 and for the six months ended July 1, 2022 give effect to the Acquisition and related transactions as if they had occurred on January 1, 2021. The unaudited pro forma combined balance sheet as of July 1, 2022, gives effect to the Acquisition and related transactions as if they had occurred on July 1, 2022. The Company has a fiscal year ending December 31, while prior to the Acquisition, Aircraft Wheel and Brake had a fiscal year ending June 30. As a result, in order to prepare the unaudited pro forma combined statement of operations for the year ended December 31, 2021 and the six month period ended July 1, 2022, the information for Aircraft Wheel and Brake was prepared as follows:

•the historical statement of operations for the fiscal year ended June 30, 2022 of Aircraft Wheel and Brake has been adjusted to reflect a trailing twelve-month period ending December 31, 2021 and a trailing six-month period ending June 30, 2022. The statement of operations of Aircraft Wheel and Brake for the trailing twelve-month period ending December 31, 2021 was derived by taking the audited statement of operations for the year ended June 30, 2021, combining the results with the audited statement of operations for the year ended June 30, 2022, and removing the results for the six month unaudited periods of July 1, 2020 – December 31, 2020, and January 1, 2022 – June 30, 2022; and,
•the statement of operations of Aircraft Wheel and Brake for the trailing six-month period ending June 30, 2022 was derived by taking the audited statement of operations for the year ended June 30, 2022 and removing the unaudited results for the six-month period of July 1, 2021 – December 31, 2021.

The unaudited pro forma adjustments to the historical financial statements are based on currently available information, and in many cases are based on estimates and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The assumptions underlying the pro forma adjustments are described in the accompanying notes to these unaudited pro forma combined financial statements. The Company believes such assumptions are reasonable under the circumstances and reflect the best currently available estimates and judgments. The actual purchase accounting assessment may vary based on final analyses of the valuation of assets acquired and liabilities assumed, particularly with regard to definite-lived intangible assets for which variances could be material. The Company will finalize the accounting for the Acquisition as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition.

The unaudited pro forma combined financial statements may not be indicative of the Company’s future performance and do not necessarily reflect what the Company’s financial position and results of operations would have been had these transactions occurred at the beginning of the period presented. Further, the unaudited pro forma combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the Acquisition. Additionally, the unaudited pro forma combined financial statements do not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Acquisition, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies.

KAMAN CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS AS OF JULY 1, 2022 (In thousands, except share and per share amounts)
	As of July 1, 2022	As of June 30, 2022	Transaction Accounting Adjustments				As of July 1, 2022
	Kaman Corp	Aircraft Wheel and Brake	Acquisition Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$80,244	$—	$(441,340)	A	$412,000	I	$41,658
			(9,246)	B
Accounts receivable, net	77,692	7,286					84,978
Contract assets	109,290	125					109,415
Contract costs, current portion	909	—					909
Inventories	214,688	6,783	4,305	H			225,776
Income tax refunds receivable	16,194	—	2,330	B			18,524
Assets held for sale, current portion	363	—					363
Other current assets	15,754	352					16,106
Total current assets	515,134	14,546	(443,951)		412,000		497,729
Property, plant and equipment, net of depreciation	192,769	2,407	5,277	D			200,453
Operating right-of-use assets, net	8,618	—					8,618
Goodwill	233,135	48,242	115,376	C			396,753
Other intangible assets, net	131,403	—	257,900	E			389,303
Deferred income taxes	15,335	1,495	(1,495)	F			15,335
Contract costs, noncurrent portion	9,865	—					9,865
Assets held for sale, noncurrent portion	901	—					901
Investment in Near Earth Autonomy	10,000	—					10,000
Other assets	40,937	1,221					42,158
Total assets	$1,158,097	$67,911	$(66,893)		$412,000		$1,571,115

KAMAN CORPORATION UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS AS OF JULY 1, 2022 (In thousands, except share and per share amounts)
	As of July 1, 2022	As of June 30, 2022	Transaction Accounting Adjustments				As of July 1, 2022
	Kaman Corp	Aircraft Wheel and Brake	Acquisition Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$32,192	$4,357					36,549
Accrued salaries and wages	29,306	2,262					31,568
Contract liabilities, current portion	2,893	—					2,893
Operating lease liabilities, current portion	3,896	—					3,896
Income taxes payable	239	—					239
Liabilities held for sale, current portion	340	—					340
Other current liabilities	36,275	1,154	867	B			38,296
Total current liabilities	105,141	7,773	867		—		113,781
Long-term debt, excluding current portion, net of debt issuance costs	197,542	—			412,000	I	609,542
Deferred income taxes	6,354	—					6,354
Underfunded pension	10,978	—					10,978
Contract liabilities, noncurrent portion	16,528	161					16,689
Operating lease liabilities, noncurrent portion	5,398	—					5,398
Liabilities held for sale, noncurrent portion	230	—					230
Other long-term liabilities	36,984	—					36,984
Commitments and contingencies							—
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—					—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,584,400 shares issued	30,584	—					30,584
Additional paid-in capital	241,597	—					241,597
Retained earnings	753,985	—	(7,783)	B			746,202
Accumulated other comprehensive income (loss)	(125,202)	—					(125,202)
Less 2,598,056 shares of common stock, respectively, held in treasury, at cost	(122,022)	—					(122,022)
Net Parent Investment	—	59,977	(59,977)	G			—
Total shareholders’ equity	778,942	59,977	(67,760)		—		771,159
Total liabilities and shareholders’ equity	$1,158,097	$67,911	$(66,893)		$412,000		$1,571,115

See accompanying notes to unaudited pro forma combined financial statements

KAMAN CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE SIX-MONTH FISCAL PERIOD ENDED JULY 1, 2022

	For the Six Months Ended July 1, 2022	For the Six Months Ended June 30, 2022	Transaction Accounting Adjustments				For the Six Months Ended July 1, 2022
	Kaman Corp	Aircraft Wheel and Brake	Acquisition Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Net sales	$318,814	$36,449					$355,263
Cost of sales	216,120	21,341	325	AA			237,653
			(133)	CC			—
Gross profit	102,694	15,108	(192)		—		117,610
Selling, general and administrative expenses	78,971	1,697	37	CC			78,728
			(1,977)	DD
Research and development costs	10,328	—	96	CC			10,424
Intangible asset amortization expense	4,906	—	6,980	BB			11,886
Restructuring and severance costs	3,096	—					3,096
Net loss on sale of assets	56	—					56
Operating income	5,337	13,411	(5,328)		—		13,420
Interest expense, net	4,474	—			8,116	FF	12,590
Non-service pension and post-retirement benefit income	(10,287)	—					(10,287)
Other expense, net	1,194	474					1,668
Earnings before income taxes	9,956	12,937	(5,328)		(8,116)		9,449
Income tax expense	1,864	2,629	(1,228)	EE	(1,870)	GG	1,395
Net earnings	$8,092	$10,308	$(4,100)		$(6,246)		$8,054

Earnings per share:
Basic earnings per share	$0.29						$0.29
Diluted earnings per share	$0.29						$0.29
Average shares outstanding:
Basic	27,977						27,977
Diluted	28,071						28,071

See accompanying notes to unaudited pro forma combined financial statements

KAMAN CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2021	Transaction Accounting Adjustments				For the Year Ended December 31, 2021
	Kaman Corp	Aircraft Wheel and Brake	Acquisition Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Net sales	$708,993	$69,174					$778,167
Cost of sales	472,375	40,059	608	HH			516,807
			(540)	JJ			—
			4,305	LL
Gross profit	236,618	29,115	(4,373)		—		261,360
Selling, general and administrative expenses	152,474	2,551	129	JJ			165,267
			10,113	KK
Research and development costs	16,072	—	411	JJ			16,483
Intangible asset amortization expense	10,468	—	17,950	II			28,418
Costs from transition services agreement	1,728						1,728
Restructuring and severance costs	6,154	—					6,154
Loss on sale of business	234						234
Net gain on sale of assets	(8)	—					(8)
Operating income	49,496	26,564	(32,976)		—		43,084
Interest expense, net	16,290	—			16,233	NN	32,523
Non-service pension and post-retirement benefit income	(26,229)	—					(26,229)
Income from transition services agreement	(931)						(931)
Other expense, net	(142)	1,067					925
Earnings before income taxes	60,508	25,497	(32,976)		(16,233)		36,796
Income tax expense	16,832	4,931	(7,598)	MM	(3,740)	OO	10,425
Net earnings	$43,676	$20,566	$(25,378)		$(12,493)		$26,371

Earnings per share:
Basic earnings per share	$1.57						$0.95
Diluted earnings per share	$1.57						$0.95
Average shares outstanding:
Basic	27,865						27,865
Diluted	27,891						27,891

See accompanying notes to unaudited pro forma combined financial statements

NOTES TO UNAUDITED CONDENSED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The Acquisition is accounted for using the acquisition method of accounting in accordance with ASC 805 with the Company considered the accounting and legal acquirer of Aircraft Wheel and Brake. The unaudited pro forma financial statements reflect the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates are determined based on preliminary valuation analyses. The detailed valuation studies necessary to arrive at the required estimates of the fair values for the assets acquired and liabilities assumed have not been finalized. Therefore, as this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the Aircraft Wheel and Brake Acquisition, the actual amounts eventually recorded for the purchase accounting, including the identifiable intangibles and goodwill, may differ materially from the information presented.
The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic earnings per share amounts presented in the unaudited pro forma combined statements of operations are based upon the number of post-combination company’s common shares outstanding, assuming the Acquisition and related transactions occurred on January 1, 2021.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Acquisitions and related transactions. The pro forma adjustments reflecting the consummation of the Acquisitions and related transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Acquisitions and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

2. ESTIMATED CONSIDERATION AND PRELIMINARY PURCHASE PRICE ALLOCATION

On May 21, 2022, the Company entered into a definitive agreement to acquire the assets constituting Aircraft Wheel and Brake. The Aircraft Wheel and Brake acquisition closed on September 16, 2022. The Acquisition was accounted for as a business combination using the acquisition method of accounting in line with ASC 805. The Company was determined to be the accounting acquirer of Aircraft Wheel and Brake. The Company recorded the preliminary fair value of assets acquired and liabilities assumed from Aircraft Wheel and Brake, with any excess purchase price allocated to goodwill.

The following represents the total preliminary estimated purchase consideration for Aircraft Wheel and Brake based on the asset purchase agreement:

in thousands	September 16, 2022
Closing cash consideration	$440,000
Estimated working capital adjustment	1,340
Total preliminary estimated purchase consideration	$441,340

2. ESTIMATED CONSIDERATION AND PRELIMINARY PURCHASE PRICE ALLOCATION (CONTINUED)

Below includes the preliminary calculation of assets acquired and liabilities assumed performed for the purpose of these unaudited pro forma financial statements. The allocation of the purchase price to the fair values of the assets acquired and liabilities assumed includes pro forma adjustments to the fair values of Aircraft Wheel and Brake’s assets and liabilities. The final amounts recorded for the acquisition may differ materially from the information presented below.

in thousands
Accounts receivable	$7,286
Contract assets	125
Inventories	11,088
Other current assets	352
Property, plant and equipment	7,684
Other intangible assets	257,900
Other assets	1,221
Total assets acquired	285,656

Accounts payable - trade	4,357
Accrued salaries and wages	2,262
Other current liabilities	1,154
Other long-term liabilities	161
Total liabilities acquired	7,934

Net assets acquired	$277,722

Preliminary estimated transaction consideration	$441,340

Estimated goodwill	$163,618

The intangible assets, which are recognized at their preliminary fair value in the unaudited pro forma condensed combined balance sheet consist of the following:

in thousands	Amount	Estimated Useful Life (in years)
Customer relationships	$244,500	24
Backlog	13,400	2
Preliminary fair value adjustments to intangible assets	$257,900

The acquired intangible assets will be amortized based on the pattern in which the economic benefits of the intangible assets are expected to be consumed. Based on the acquisition date of September 16, 2022, the expected impact on operating results for the five years following the acquisition is as follows:

in thousands	Year Ended December 31, 2022 Amortization Expense	Year Ended December 31, 2023 Amortization Expense	Year Ended December 31, 2024 Amortization Expense	Year Ended December 31, 2025 Amortization Expense	Year Ended December 31, 2026 Amortization Expense
Customer relationships	1,998	7,665	9,255	10,430	10,892
Backlog	3,493	7,981	1,926	—	—
Total amortization	5,491	15,646	11,181	10,430	10,892

3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Acquisition and related transactions and has been prepared for informational purposes only by reflecting the pro forma adjustments below.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The Transaction Accounting Adjustments included in the unaudited pro forma combined balance sheet as of July 1, 2022 are as follows:

(A)Reflects the $441.3 million preliminary estimated cash consideration paid to Parker-Hannifin Corporation in connection with the Aircraft Wheel and Brake acquisition.

(B)Reflect adjustments for estimated incremental transaction costs incurred in connection the Acquisition. Of the total estimated transaction costs of $12.1 million, $1.8 million was settled against cash and $0.2 million was accrued as of July 1, 2022. The transaction accounting adjustment to cash as of July 1, 2022 reflects $9.0 million in additional costs incurred and settled as of the closing date of the Acquisition on September 16, 2022 and the payment of the $0.2 million in transaction costs previously accrued. The transaction accounting adjustment to other current liabilities as of July 1, 2022 reflects $1.1 million in additional accrued transaction costs as of the closing date, partially offset by the elimination of the $0.2 million in acquisition costs previously accrued. The transaction adjustment to income tax refunds receivable of $2.3 million represents the tax impact of the additional transaction expense using the federal and state statutory rate of approximately 23.0%.

(C)Reflects the elimination of the historical amount of $48.2 million in goodwill for Aircraft Wheel and Brake and the recording of the estimated goodwill created from the Acquisition of $163.6 million as described in Note 2.

(D)Reflects the preliminary fair value adjustments to property, plant and equipment of Aircraft Wheel and Brake.

(E)Reflects the preliminary fair value adjustments to intangibles assets of Aircraft Wheel and Brake. See Note 2 for the preliminary fair values of acquired intangible assets as well as the estimated amortization expense for the six-months ended July 1, 2022 and the year ended December 31, 2021. The acquired intangible assets will be amortized based on the pattern in which the economic benefits of the intangible assets are expected to be consumed. The fair value of these intangible assets are estimated using the multi-period excess earnings method.

(F)Reflects the preliminary transaction accounting adjustment to the deferred tax asset of Aircraft Wheel and Brake.
(G)Reflects the elimination of the historical net parent investment in Aircraft Wheel and Brake.
(H)Reflects the preliminary fair value adjustment to the inventories of Aircraft Wheel and Brake.

Financing Adjustments

(I)Reflects the drawdown of $412.0 million from the Credit Facility, which is classified as noncurrent based on the maturity date of December 13, 2024.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the unaudited pro forma combined statement of operations for the six months ended July 1, 2022, are as follows:

(AA)Reflects the incremental depreciation expense in connection with the property, plant and equipment fair value step-up of Aircraft Wheel and Brake, as described in tick mark (D). The property, plant and equipment acquired from Aircraft Wheel and Brake are primarily used in the manufacturing process. The average estimated remaining useful life of the Buildings, Building Improvements, Machinery & Equipment, and Furniture & Fixtures acquired is 5.75 years. This estimate is based on the Company’s current assessment of the economic useful lives of these tangible assets.

(BB)Reflects the incremental amortization expense in connection with the intangible asset fair value step-up of Aircraft Wheel and Brake, as described in Note 2. Intangible assets are amortized based on the pattern in which the economic benefits of the intangible assets are expected to be consumed.
(CC)Reflects accounting policy alignment of historical Aircraft Wheel and Brake research and development costs and stock compensation expense recorded in costs of sales transferred to selling, general, and administrative expense. Aircraft Wheel and Brake applied a different accounting policy than the Company for classifying certain research and development costs and stock compensation expense between cost of sales and selling, general, and administrative expense. This adjustment reclassifies the expenses from cost of sales to selling, general, and administrative expense and research and development expense to conform to the Company’s accounting policy. The Company is continuing to evaluate accounting policy differences between the Company and Aircraft Wheel and Brake, and further differences may be identified.

(DD)Reflects the elimination of $2.0 million of transaction costs incurred relating to the Acquisition. Transaction costs are reflected as if incurred on January 1, 2021, the date the Acquisition occurred for the purposes of the unaudited pro forma combined statement of operations. These costs are not expected to affect the Company’s statements of operations beyond twelve months after the Acquisition.

(EE)Reflects the income tax impact of the Transaction Accounting Adjustments, using the combined federal and state statutory tax rate of approximately 23.0%.

Financing Adjustments

(FF)Reflects the estimated interest expense incurred on the $412.0 million drawdown from the Company's revolving Credit Facility to fund the Acquisition for the six months ended July 1, 2022. The unaudited pro forma financial information reflects an assumed interest rate of 3.94% based on the interest rate for the quarter ended September 30, 2022, and a maturity date of December 13, 2024. Interest rates on amounts outstanding under the Credit Facility are variable, and are determined based on the Senior Secured Net Leverage Ratio, as defined in the Credit Agreement. If the actual annual interest rate of the Credit Facility were to vary by 1/8th of a percent, the pro forma adjustment for interest expense would change by $0.3 million. This adjustment assumes that there will be no decrease in the principal amount of the Credit Facility for the six months ended July 1, 2022.

(GG)Reflects the income tax impact of the Financing Accounting Adjustments, using the combined federal and state statutory tax rate of approximately 23.0%.

The Transaction Accounting Adjustments included in the unaudited pro forma combined statement of operations for the year ended December 31, 2021, are as follows:

(HH)Reflects the incremental depreciation expense in connection with the property, plant and equipment fair value step-up of those of Aircraft Wheel and Brake, as described in tick mark (D). The property, plant and equipment acquired from Aircraft Wheel and Brake are primarily used in the manufacturing process. The average estimated remaining useful life of the Buildings, Building Improvements, Machinery & Equipment, and Furniture & Fixtures acquired is 5.75 years. This estimate is based on the Company’s current assessment of the economic useful lives of these tangible assets.

(II)Reflects the incremental amortization expense in connection with the intangible asset fair value step-up of those of Aircraft Wheel and Brake, as described in Note 2. Intangible assets are amortized based on the pattern in which the economic benefits of the intangible assets are expected to be consumed.

(JJ)Reflects accounting policy alignment of historical Aircraft Wheel and Brake research and development costs and stock compensation expense recorded in costs of sales transferred to selling, general, and administrative expense. Aircraft Wheel and Brake applied a different accounting policy than the Company for classifying certain research and development costs and stock compensation expense between cost of sales and selling, general, and administrative expense. This adjustment reclassifies the expenses from cost of sales to selling, general, and administrative expense and research and development expense to conform to the Company’s accounting policy. The Company is continuing to evaluate accounting policy differences between the Company and Aircraft Wheel and Brake, and further differences may be identified.

(KK)Reflects $10.1 million of incremental transaction costs incurred relating to the Acquisition. Transaction costs are reflected as if incurred on January 1, 2021, the date the Acquisition occurred for the purposes of the unaudited pro forma combined statement of operations. These costs, along with $2.0 million of transaction costs that were already incurred prior to the timing of the close of the transaction, are not expected to affect the Company’s statements of operations beyond twelve months after the Acquisition.

(LL)Represents incremental cost of sales associated with the step-up in fair value associated with acquired inventory.

(MM)Reflects the income tax impact of the Transaction Accounting Adjustments, using the combined federal and state statutory tax rate of approximately 23.0%.

Financing Adjustments

(NN)Reflects the interest expense incurred on the $412.0 million drawdown from the Company's revolving Credit Facility to fund the Acquisition for the 12 months ended December 31, 2021. The unaudited pro forma financial information reflects an assumed interest rate of 3.94% based on the interest rate for the quarter ended September 30, 2022 and a maturity date of December 13, 2024. Interest rates on amounts outstanding under the Credit Facility are variable, and are determined based on the Senior Secured Net Leverage Ratio, as defined in the Credit Agreement. If the actual annual interest rate of the Credit Facility were to vary by 1/8th of a percent, the pro forma adjustment for interest expense would change by $0.5 million. This adjustment assumes that there will be no decrease in the principal amount of the Credit Facility for the year ended December 31, 2021.

(OO)Reflects the income tax impact of the Financing Accounting Adjustments, using the combined federal and state statutory tax rate of approximately 23.0%.